Exhibit 99.2

Noralta Lodge Ltd.

Interim Consolidated Financial Statements

Consolidated balance sheets as at November 30, 2017 and May 31, 2017 and consolidated statements of retained earnings, operations and cash flows for the six-month periods ended November 30, 2017 and 2016

Noralta Lodge Ltd.

Interim Consolidated Balance Sheets

Canadian $ as at	November 30, 2017	May 31, 2017
	Unaudited
Assets

Current assets
Cash	$-	$16,940,767
Trade and other receivables (Note 11)	31,541,108	26,880,351
Inventory (Note 3)	2,309,506	2,054,040
Prepaid expenses and deposits	1,018,453	1,230,185
Advances to shareholder (Note 11)	6,017,319	5,765,605
Assets held for sale (Note 6)	247,454	1,726,985
Total current assets	41,133,840	54,597,933

Property and equipment (Note 4)	158,491,176	159,279,490
Intangible assets (Note 5)	160,850	170,351
Total assets	$199,785,866	$214,047,774

Liabilities and shareholders' equity

Liabilities
Current liabilities
Bank indebtedness (Note 8)	$9,912,842	$-
Accounts payable and accrued liabilities (Note 7)	17,090,848	14,774,745
Income taxes payable	1,822,439	7,440,837
Obligations under capital lease (Note 9)	34,106	189,847
Long-term debt (Note 8)	6,000,000	4,686,698
Asset retirement obligations (Note 13)	1,254,000	1,254,000
Total current liabilities	36,114,235	28,346,127

Unearned revenue	4,840,614	-
Obligations under capital lease (Note 9)	1,055	7,311
Long-term debt (Note 8)	56,000,000	94,754,822
Promissory note payable (Note 10)	1,346,414	1,346,414
Asset retirement obligations (Note 13)	7,812,329	7,739,960
Future income taxes (Note 15)	23,946,700	24,310,700
Total liabilities	130,061,347	156,505,334

Commitments and guarantees (Note 12)

Shareholders' equity
Share capital (Note 14)
Common shares	100	100
Preferred shares, redeemable at $478,526,771 (May 31, 2017 - $479,246,126)	9,591,653	9,606,899
Contributed surplus (Note 14)	7,924,214	-
Retained earnings	52,208,552	47,935,441
Total shareholders' equity	69,724,519	57,542,440

Total liabilities and shareholders' equity	$199,785,866	$214,047,774

The accompanying notes are an integral part of these interim consolidated financial statements.

Noralta Lodge Ltd.

Interim Consolidated Statements of Retained Earnings (Unaudited)

Canadian $ as at

Balance - May 31, 2016	$11,332,156

Net earnings for the six-month period ended	23,669,863
Premium on redemption of shares (Note 14)	(617,224)
Balance - November 30, 2016	$34,384,795

Balance - May 31, 2017	$47,935,441

Net earnings for the six-month period ended	4,977,153
Premium on redemption of shares (Note 14)	(704,042)
Balance - November 30, 2017	$52,208,552

The accompanying notes are an integral part of these interim consolidated financial statements.

Noralta Lodge Ltd.

Interim Consolidated Statements of Operations (Unaudited)

Canadian $ for the six-month period ended	November 30, 2017	November 30, 2016

Revenue (Note 19)	$90,348,396	$89,633,958

Operating expenses
Wages and benefits	17,940,304	16,481,818
Groceries	15,363,272	9,918,640
Telephone and utilities	6,758,822	4,238,098
Rent (Note 19)	3,736,420	2,058,826
Contracted services	2,714,800	1,295,955
Property taxes	1,408,530	598,617
Repairs and maintenance	1,024,806	862,320
Aircraft and travel	886,171	1,026,091
Insurance	651,759	423,702
Lodge supplies	581,046	879,309
Professional fees	108,938	163,323
	51,174,868	37,946,699

Gross profit	39,173,528	51,687,259

General and administrative expenses (Note 16)	12,565,527	5,138,977

Expenses
Amortization	8,804,265	10,251,924
Reorganization cost	2,180,592	758,333
Interest	6,741,300	7,236,895
Mobilization costs	-	1,070,214
	17,726,157	19,317,366

Earnings from operations	8,881,844	27,230,916

Other income (expense)
Wildfire costs (Note 17)	-	(169,068)
Insurance proceeds (Note 18)	388,371	-
Accretion	(72,369)	(71,040)
(Loss) gain on repayment of long-term debt	(93,075)	5,429,602
Gain on disposal of property and equipment	672,123	26,895
Loss on foreign exchange	(626)	(1,409)
	894,424	5,214,980

Earnings before income taxes	9,776,268	32,445,896

Income taxes (Note 15)
Current	5,163,115	4,174,832
Future	(364,000)	4,601,201
	4,799,115	8,776,033

Net earnings for the period	$4,977,153	$23,669,863

The accompanying notes are an integral part of these interim consolidated financial statements.

Noralta Lodge Ltd.

Interim Consolidated Statements of Cash Flows (Unaudited)

Canadian $ for the six-month period ended	November 30, 2017	November 30, 2016

Cash provided by (used in)

Operating activities
Net earnings for the period	$4,977,153	$23,669,863
Items not affecting cash
Share-based compensation	7,924,214	-
Amortization	8,804,265	10,251,924
Accretion	72,369	71,040
Gain on disposal of property and equipment	(672,123)	(26,895)
Amortization of finance fees	3,063,792	656,650
Loss (gain) on repayment of long-term debt	93,075	(5,429,602)
Future income tax (recovery) expense	(364,000)	4,601,201
	23,898,745	33,794,181

Net change in non-cash working capital items
Trade and other receivables	(4,660,757)	(6,289,554)
Inventory	(255,466)	43,828
Prepaid expenses and deposits	211,732	330,705
Accounts payable and accrued liabilities	2,316,103	(2,093,444)
Income taxes recoverable/payable	(5,618,398)	4,183,460
Unearned revenue	(236,939)	-
Cash provided by operating activities	15,655,020	29,969,176

Investing activities
Purchase of property and equipment and intangible assets	(3,042,070)	(496,415)
Proceeds from sale of property and equipment	2,264,827	38,568
Advances to shareholder	(251,714)	(37,317)
Cash used in investing activities	(1,028,957)	(495,164)

Financing activities
Proceeds on long-term debt	54,563,613	40,000,000
Repayment of long-term debt	(95,162,000)	(58,200,000)
Finance fees paid	-	(1,070,398)
Repayment of obligations under capital lease	(161,997)	(180,769)
Repurchase and redemption of shares	(719,288)	(617,720)
Cash used in financing activities	(41,479,672)	(20,068,887)

(Decrease) increase in cash	(26,853,609)	9,405,125

Cash - beginning of period	16,940,767	783,316

(Bank indebtedness) cash - end of period	$(9,912,842)	$10,188,441

The accompanying notes are an integral part of these interim consolidated financial statements.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

1	Nature of operations

Noralta Lodge Ltd. and its wholly owned subsidiaries (together the “Company” or “Noralta”) supply and operate industrial lodging in Northern Alberta. The majority of the Company’s customers operate in the oil and gas industry.

2	Basis of presentation

These interim consolidated financial statements have been prepared in accordance with Canadian Accounting Standards for Private Enterprises (“ASPE”) except that they do not include all disclosures required for annual financial statements and should be read in conjunction with the audited annual consolidated financial statements as at May 31, 2017 and May 31, 2016 and the consolidated statements of retained earnings, operations and cash flows for each of the years ended May 31, 2017, May 31, 2016 and May 31, 2015. The accounting policies used in the preparation of these interim consolidated financial statements are consistent with those followed in the preparation of the Noralta Lodge Ltd. annual financial statements for May 31, 2017 and May 31, 2016 and the consolidated statements of retained earnings, operations and cash flows for each of the years ended May 31, 2017, May 31, 2016 and May 31, 2015.

All figures in these interim consolidated financial statements are in Canadian dollars unless otherwise noted.

3	Inventory

Canadian $ as at	November 30, 2017	May 31, 2017

Groceries	$387,628	$291,578
Camp supplies	1,921,878	1,762,462
	$2,309,506	$2,054,040

4	Property and equipment

	November 30, 2017					May 31, 2017
Canadian $ as at	Cost	Accumulated amortization	Net	Cost	Accumulated amortization	Net

Land	$2,927,920	$-	$2,927,920	$2,927,920	$-	$2,927,920
Buildings and bunkhouses	249,044,877	116,990,339	132,054,538	244,423,339	110,165,263	134,258,076
Leasehold improvements	6,703,798	5,463,010	1,240,788	6,413,975	5,309,349	1,104,626
Road, paving and fences	7,631,804	2,404,863	5,226,941	7,631,804	2,058,937	5,572,867
Furniture and equipment	21,156,436	13,410,742	7,745,694	20,092,440	12,658,260	7,434,180
Automotive	3,954,703	3,102,087	852,616	3,837,296	3,070,223	767,073
Assets under construction	1,946,491	-	1,946,491	376,656	-	376,656
Asset retirement obligations	8,851,880	2,355,692	6,496,188	8,851,880	2,013,788	6,838,092
	$302,217,909	$143,726,733	$158,491,176	$294,555,310	$135,275,820	$159,279,490

Amortization relating to property and equipment charged to current operations during the six-month period ended November 30, 2017 was $8,733,752 (November 30, 2016 - $10,127,496). During the period, management entered into an arrangement for the transfer of certain assets in exchange for accommodation services. Management estimated the value of these assets to be $4,400,000 which is recorded in buildings and bunkhouses.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

5	Intangible assets

	November 30, 2017					May 31, 2017
Canadian $ as at	Cost	Accumulated amortization	Net	Cost	Accumulated amortization	Net

Software	$2,564,711	$2,403,861	$160,850	$2,510,261	$2,339,910	$170,351

Amortization relating to intangible assets charged to current operations during the six-month period ended November 30, 2017 was $70,513 (November 30, 2016 - $124,428).

6	Assets held for sale

	November 30, 2017					May 31, 2017
Canadian $ as at	Cost	Accumulated amortization	Net	Cost	Accumulated amortization	Net

Assets held for sale	$247,454	$-	$247,454	$1,726,985	$-	$1,726,985

Assets held for sale relates to an aircraft and related engine owned by the Company. The aircraft’s engine was sold subsequent to November 30, 2017. No depreciation was recorded as the asset was held for sale. Refer to note 22.

7	Government remittances

Government remittances consist of amounts such as sales taxes and payroll withholding taxes required to be paid to the government and are recognized when they become due. At November 30, 2017 $1,152,212 (May 31, 2017 - $985,245) was included in accounts payable and accrued liabilities related to such government remittances.

8	Long-term debt and bank indebtedness

Canadian $ as at	November 30, 2017	May 31, 2017

Senior secured notes due September 24, 2019, bearing interest at 7.50% payable semi-annually	$-	$82,162,000
Term loan facility, maturing July 13, 2020	62,000,000	20,343,312
Less: unamortized finance fees	-	(3,063,792)
Less: current portion	(6,000,000)	(4,686,698)
	$56,000,000	$94,754,822

Senior Secured Notes

On September 24, 2014, the Company issued $150,000,000 of 7.50% senior secured notes due September 24, 2019. These notes were secured equally and rateably by second priority liens, subject to certain permitted liens, in substantially all of the present and future undertakings, property and assets of the Company and guarantors, subject to certain limited exceptions set out in the applicable security documents contained in the debenture. These notes pay interest semi-annually and were redeemable at the Company’s option in whole or in part, commencing on September 24, 2016 at the following redemption prices (expressed as a percentage of the principal amount of the notes): 2016 at 105.625%, 2017 at 103.750%, 2018 and thereafter at 100.000%. The outstanding notes were redeemable in accordance with the redemption provisions contained in the indenture governing such notes and were redeemable if the Company was not in compliance with the indenture.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

On November 1, 2016 the Company negotiated a repayment of $56,500,000 of its senior secured notes for $50,000,000 resulting in a $5,429,602 gain. The repayment was funded with $10,000,000 in cash on hand and a $40,000,000 bank term loan issued under the amended and restated Credit Agreement dated October 31, 2016. The gain, net of fees, was recorded in the interim consolidated statements of operations.

On August 2, 2017 the Company negotiated a repayment of $79,680,000 of its senior secured notes plus $2,161,184 in accrued interest. No gain or loss was recorded because the bonds were repaid at par. The repayment was funded with $27,246,804 in cash on hand, a $30,000,000 draw on the bank term loan, and a $25,000,000 draw on the revolving credit facility portion of the July 13, 2017 Amended Credit Agreement.

On September 29, 2017 the Company repaid all of its remaining senior notes. The notes were redeemed for cash at a redemption price of 103.75% of the outstanding principal amount of the redeemed notes plus accrued interest. Following completion of the redemption, the indenture was terminated effective September 29, 2017.

Credit Facility

On September 24, 2014, the Company entered into a credit agreement (the “Credit Agreement”) which was subsequently amended on July 28, 2015, April 1, 2016, January 9, 2017 and July 13, 2017 (the “Amended Credit Agreement”). The following has been pledged as security for The Amended Credit Agreement:

●

a debenture or general security agreement containing a first priority security interest in all present and after-acquired personal property and a first priority floating charge on present and after-acquired real property;

●	a mortgage or debenture containing a first priority mortgage and charge over the specified lands;

●	a general assignment of rents and leases over the specified lands;

●	a securities pledge agreement or charge over shares (or other equivalent security applicable in the relevant jurisdiction);

●	supplemental security agreements if requested by the majority lenders;

●	any other guarantees and all such other mortgages, debentures, assignments and other security agreements as are provided to the second lien secured parties from time to time; and

●

thereafter all such other guarantees and all such other mortgages, debentures, assignments and other security agreements as may be required by the majority lenders, acting reasonably (each in form and substance satisfactory to the majority lenders, acting reasonably) in order to, or to more effectively, charge in favour of the collateral agent on behalf of itself, the administrative agent, lenders, the cash manager and swap lenders on and against all of the undertaking assets and property (real or personal, tangible or intangible, present or future and of whatsoever nature and kind).

The Amended Credit Agreement matures July 13, 2020. It provides a borrowing base determined by the value of receivables and equipment with Senior Adjusted Leverage Ratio and Fixed Charge Cover Ratio financial covenants. Under the terms of the Amended Credit Agreement the Senior Adjusted Leverage Ratio must not be more than 3.00:1.00 and the Fixed Charge Coverage Ratio must not be less than 1.50:1.00. The Amended Credit Agreement allows for borrowing up to $150,000,000 contingent on the value of the borrowing base defined above which includes letters of credit up to $30,000,000. The revolving facility can be drawn in both Canadian and US funds. It also contains a $50,000,000 non-revolving term loan facility. Proceeds from the term loan facility were only to be used to repurchase the senior secured notes. Reporting under the terms of the Amended Credit Agreement the Company is fully compliant with its financial covenants.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

As at November 30, 2017, $15,000,000 (May 31, 2017 – $nil) was drawn against the revolving credit facility and there were $279,330 (May 31, 2017 – $279,330) of issued and undrawn letters of credit. As at November 30, 2017, $47,000,000 (May 31, 2017 - $20,343,312) was drawn against the term loan facility. As at November 30, 2017, the Company’s unused borrowing availability under the credit facility was $87,720,670 (May 31, 2017 – $79,377,358).

Interest on the revolving facility is paid at variable rates based on the prime rate plus the applicable pricing margin (as defined in the July 13, 2017 Amended Credit Agreement). Stamping fees and interest related to the issuance of bankers’ acceptances are paid in advance on the issuance of such bankers’ acceptances. As at November 30, 2017, the prime rate was 3.20% (May 31, 2017 – 2.70%) and the stamping fee rate was 1.75% (May 31, 2017 – 1.75%).

Expected long-term debt repayments for each of the 12 months ended November 30 over the next five years are as follows:

Canadian $ for the periods ended

2018	$6,000,000
2019	6,000,000
2020	50,000,000
2021	-
2022	-
$62,000,000

Bank indebtedness

Bank indebtedness relates to amounts drawn against the swingline portion of the July 13, 2017 Amended Credit Agreement which provides for borrowing up to $15,000,000. Interest on the swingline is paid at variable rates based on the prime rate plus the applicable pricing margin (as defined in the July 13, 2017 Amended Credit Agreement). Collateral for bank indebtedness is as described above under Credit Facility.

9	Obligations under capital lease

Obligations under capital lease for equipment bear annual interest from 3% to 12% payable in monthly payments of principal and interest. Future minimum lease payments for the obligations under capital lease are as follows:

Canadian $ as at	November 30, 2017	May 31, 2017

Remainder of fiscal 2018	$28,122	193,040
2019	7,402	7,402
	35,524	200,442

Less: amount representing interest	(363)	(3,284)
	35,161	197,158

Less: current portion	(34,106)	(189,847)
	$1,055	$7,311

Obligations under capital lease are collateralized by equipment with a net book value of $38,266 as at November 30, 2017 (May 31, 2017 – $565,859). Assets under capital lease are recorded at a cost of $195,581 as at November 30, 2017 (May 31, 2017 – $1,974,051) and accumulated amortization of $157,315 (May 31, 2017 – $1,408,192). Amortization expense recorded on assets under capital lease was $6,753 for the six-months ended November 30, 2017 (2016 – $209,784).

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

10	Promissory note payable

Canadian $ as at	November 30, 2017	May 31, 2017

Promissory note payable to Balle Air Ltd., no interest, no terms for repayment	$1,346,414	$1,346,414

The promissory note payable is subordinated to the long-term debt described in Note 8 and therefore is presented as long-term.

11	Related party transactions

Related parties include the Company’s parent, Torgerson Family Trust, and companies controlled by a trustee of the parent, including Svenco Investments Ltd., 989677 Alberta Ltd., Balle Air Ltd. and Industrial Life Support Inc. Related parties also include a company controlled by an immediate family member of a trustee of the Company’s parent, Balle Capital Inc., as well as partnerships over which the Company has joint control, Dene Koe Workforce Lodging and Services Limited Partnership and Willow Lake Facilities Management Limited Partnership. 989677 Alberta Ltd. is also a preferred shareholder of the Company.

Transactions with related parties in the normal course of operations have been recorded in these consolidated financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Transactions with related parties not in the normal course of operations have been recorded in these consolidated financial statements at the carrying amount.

Transactions

Canadian $ for the six-month period ended	November 30, 2017	November 30, 2016

Revenue
Willow Lake Facilities Management Limited Partnership
Property Management Services	$-	$9,194
Dene Koe Workforce Lodging and Services Limited Partnership
Lodging Services	68,940,849	27,608,329
	68,940,849	27,617,523

Expenses
Balle Air Ltd.
Travel	48,195	48,195
Key management personnel
Share-based compensation	7,924,214	-
	7,972,409	48,195

Proceeds on sale of property and equipment to 989677 Alberta Ltd.	21,779	-
Purchases of property and equipment from 989677 Alberta Ltd.	$20,826	$-

There was no gain or loss on the sale or purchase of equipment with 989677 Alberta Ltd. Share-based compensation expense for key management personnel relates to executives who were awarded Class H shares in an equity participation plan of the Company.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

Balances

Canadian $ as at	November 30, 2017	May 31, 2017

Trade and other receivables
Balle Air Ltd.	$2,029,690	$1,822,669
Dene Koe Workforce Lodging and Services Limited Partnership	17,989,903	10,704,702
	19,828,742	12,527,371

Advances to shareholder
989677 Alberta Ltd.	6,017,319	5,765,605

Promissory note payable (Note 10)
Balle Air Ltd.	1,346,414	1,346,414

Senior secured notes (Note 8)
Svenco Investments Ltd.	-	18,500,000

Trade and other receivables from related parties are non-interest bearing and have no specified repayment terms. Advances to 989677 Alberta Ltd. are non-interest bearing without specified repayment terms. Refer to Note 8 for terms of repayment and interest rate associated with the senior secured notes.

12	Commitments and guarantees

The Company has various land, premises, equipment leases and contracts for telephone, cable and internet services expiring from April 2018 to December 2022. Future minimum contractual obligations in the next five years and thereafter are as follows:

Canadian $ for the years ended	Land leasing	Equipment leasing	Utilities	Premises leasing	Total

Remainder of fiscal 2018	$818,700	$44,355	$1,431,061	$18,420	$2,312,536
2019	1,637,400	53,895	2,005,243	18,420	3,714,958
2020	1,637,400	53,895	1,377,035	-	3,068,330
2021	1,637,400	53,895	1,643,068	-	3,334,363
2022	1,831,100	-	1,541,271	-	3,372,371
Thereafter	-	-	-	-	-
	$7,562,000	$206,040	$7,997,678	$36,840	$15,802,558

The Company is liable under two letters of guarantee for $279,330 issued by the lenders to both vendors and customers as per contractual arrangements.

13	Asset retirement obligations

Asset retirement obligations include constructive site restoration obligations to restore lands to their previous condition when lodges are dismantled and removed. The estimated present value of rehabilitating these lands at the end of their useful lives has been estimated using existing technology at inflated prices and discounted using a risk free rate. The future value amount at November 30, 2017 was $12,043,149 and was determined using a risk-free interest rate of 1.87% and an inflation rate of 2.00%. The timing of these payments is dependent on various factors, such as the estimated lives of the equipment and industry activity in the region but is anticipated to occur between 2018 and 2038.

Canadian $ as at	November 30, 2017	May 31, 2017

Balance, beginning of period	$8,993,960	$-
Additions	-	8,851,880
Accretion	72,369	142,080
Balance, end of period	9,066,329	8,993,960
Less: current portion	(1,254,000)	(1,254,000)
	$7,812,329	$7,739,960

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

14	Share capital

Authorized

Unlimited Class A, B and C common shares, voting

Unlimited Class D common shares, non-voting

Unlimited Class E preferred shares, voting

Unlimited Class F preferred shares, non-voting, non-cumulative

Unlimited Class G and H preferred shares, non-voting, non-cumulative, retractable at $1 per share

Issued

Canadian $ as at		November 30, 2017		May 31, 2017

	Number of shares	Amount	Number of shares	Amount

Class A shares issued and outstanding	291	$97	97	$97
Class B shares issued and outstanding	9	3	3	3
	300	$100	100	$100

Class H shares issued and outstanding
Balance - beginning of period	55,246,126	$1,126,800	56,068,244	$1,144,239
Redeemed in period	(719,355)	(15,266)	(822,118)	(17,439)
Balance - end of period	54,526,771	1,111,534	55,246,126	1,126,800

Class G shares issued and outstanding
Balance - beginning of period	424,000,000	8,480,099	424,000,000	8,480,099
Issued in period	-	-	-	-
Balance - end of period	424,000,000	8,480,099	424,000,000	8,480,099

Total preferred shares	478,526,771	$9,591,633	479,246,126	$9,606,899

For the six-month period ending November 30, 2017 the Company redeemed 719,355 (twelve-month period ended May 31, 2017 – 822,118) Class H shares for $719,355 (May 31, 2017 – 822,118). The discount on redemption of $704,042 (November 30, 2016 - $617,224) was charged to retained earnings. The total redemption amount for the preferred shares is $478,526,771 (May 31, 2017 - $ 479,246,126).

During the period the Company introduced long-term incentive plans to allow for equity participation of certain key executives. As part of the plans, the Company undertook a 3 for 1 share split of its common shares. Compensation expense for the period ended November 30, 2017 was $7,924,214 with a corresponding increase to contributed surplus.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

15	Income taxes

The provision for income taxes differs from what would be expected by applying statutory rates. A reconciliation of the difference is as follows:

Canadian $ for the six-month period ended	November 30, 2017	November 30, 2016

Earnings before income taxes	$9,776,268	$32,445,896
Combined federal and provincial income tax rate	27.00%	27.00%
Expected income tax provision	2,639,592	8,760,392

Non-temporary differences	20,445	13,640
Non-deductible share-based compensation	2,139,538	-
Other	(460)	2,001
Income tax expense	4,799,115	8,776,033

Represented by:
Current income tax expense	5,163,115	4,174,832
Future income tax (recovery) expense	(364,000)	4,601,201
Income tax expense	$4,799,115	$8,776,033

Effective tax rate	49.09%	27.05%

The components of net future tax asset (liability) recognized are as follows:

	Assets		Liabilities		Net
Canadian $ as at	November 30, 2017	May 31, 2017	November 30, 2017	May 31, 2017	November 30, 2017	May 31, 2017

Property and equipment	-	-	$(26,820,229)	$(27,111,898)	$(26,820,229)	$(27,111,898)
Deferred financing fees	-	-	-	(96,468)	-	(96,468)
Asset retirement obligations	2,447,909	2,428,369	-	-	2,447,909	2,428,369
Capital losses	38,488	38,488	-	-	38,488	38,488
Impairment	375,052	375,052	-	-	375,052	375,052
Capital lease obligations	9,493	53,232	-	-	9,493	53,232
Other	2,587	2,525	-	-	2,587	2,525

Future income tax liability					$(23,946,700)	$(24,310,700)

Movements in temporary differences were all recognized within earnings during the six-month period ended November 30, 2017 and November 30, 2016.

An analysis of the future income tax liability between current and non-current is as follows:

Canadian $ as at	November 30, 2017	May 31, 2017

Future income tax assets:
Future income tax asset to be recovered after more than 12 months	$2,870,942	$2,895,141
Future income tax asset to be recovered within 12 months	2,587	2,525
	2,873,529	2,897,666

Future income tax liabilities:
Future income tax liability to be recovered after more than 12 months	(26,820,229)	(27,208,366)
Future income tax liability to be recovered within 12 months	-	-
	(26,820,229)	(27,208,366)

Future income tax liability	$(23,946,700)	$(24,310,700)

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

16	General and administrative expenses

Canadian $ for the six-month period ending	November 30, 2017	November 30, 2016

Wages and benefits	$3,190,407	$3,356,608
Share-based compensation	7,924,214	-
Professional fees	505,603	354,493
Advertising and promotion	206,935	90,793
Office and miscellaneous	202,825	161,837
Repairs and maintenance	178,316	48,974
Travel and automotive	174,363	81,405
Telephone and utilities	143,485	106,761
Insurance	51,923	93,591
Property taxes	23,218	11,495
Rent	14,148	10,764
Bad debt (recovery) expense	(49,910)	822,256
	$12,565,527	$5,138,977

17	Wildfire costs

In May 2016 there were major wildfires in the Fort McMurray region of Alberta and the Company incurred costs related to the protection of its assets and in restarting operations after the fires were extinguished.

18	Insurance proceeds

Insurance proceeds are payments received relating to extra expense incurred and business interruption insurance for the May 2016 wildfire.

19	Rent Expense

During the period the Company entered into an arrangement for use of certain assets in exchange for the provision of accommodation services. The impact on revenue and rent expense for the six-months ended November 30, 2017 was $2,886,318 (November 30, 2016 – nil).

20	Financial instruments

Credit risk

The Company is exposed to credit risk through its trade and other receivables. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains provisions for potential credit losses and any such losses to date have been within management’s expectations.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

Liquidity risk

Liquidity risk relates to the risk the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company’s policy in managing liquidity is to ensure it has sufficient resources to meet its liabilities without incurring undue losses or risking damages to the Company’s reputation. In the current environment of low commodity prices, specifically oil and natural gas, management does this by monitoring its cash flows and adjusting the Company’s scale of operations as needed.

The aggregate amount of principal repayments of financial liabilities estimated to be required in each of the next five years is:

Canadian $ for the years ended

Remainder of fiscal 2018	$30,003,690
2019	6,000,000
2020	6,000,000
2021	48,346,414
2022	-
$90,350,104

Interest risk

The Company is exposed to interest rate risk due to floating rates on its term loan. The Company manages its exposure to this risk by minimizing its borrowings. Based on period-end balances, a plus or minus 1% change in interest rates would change interest expense by $620,000 (May 31, 2017 – $203,433) on debt subject to floating rates

21	Economic dependence

For the six-month period ended November 30, 2017, 92% of revenues were from 2 customers (November 30, 2016 – 82% from two customers). There are currently two contracts in place with these customers which come due on May 1, 2022 and June 21, 2027.

22	Subsequent events

Sale of aircraft

On February 7, 2018 the Company entered into a sale agreement with a third party for disposal of its aircraft engine for cash consideration.

Civeo Corporation acquisition

On November 27, 2017 Civeo Corporation (“Civeo”) and the Company announced they had entered into a definitive agreement for Civeo to acquire Noralta for a total consideration of approximately $367.0 million CAD on a cash-free, debt-free basis, subject to adjustments. Under the terms of the agreement, Civeo acquired 100% of Noralta’s equity comprising approximately $210.0 million CAD in cash, 32.8 million Civeo common shares issued to Noralta’s equity holders, and non-revolving convertible preferred equity issued to Noralta’s equity holders with a 2.0% divided rate initially convertible into 29.3 million Civeo common shares.

On March 15, 2018 Noralta entered into an amendment (“the Amending Agreement”) with Civeo to the share purchase agreement. The Amending Agreement amends the Share Purchase Agreement to, among other things, place an additional $30.0 million of the total consideration into an escrow account comprised of $15.0 million cash, 2,340,824 Civeo common shares and 692 Civeo convertible preferred shares (collectively, the “Contingent Consideration”) to be released to Civeo and/or the current shareholders of Noralta based on the actual increased employee compensation costs that may be incurred by Noralta as a result of the recent union certification of certain classes of Noralta employees by UNITE HERE Local 47 (“Local 47”) as described below.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

On March 14, 2018, the Alberta Labour Relations Board approved an application for certification as bargaining agent brought by Local 47 affecting certain classes of employees of the Company. As a result of this approval, Local 47 has been certified as bargaining agent for such Noralta employees and it is expected that a collective bargaining agreement will be entered into between Noralta and Local 47 for the referenced employees of Noralta. When a collective bargaining agreement is reached, it is anticipated that the Company will be subject to increased employee compensation costs and would experience a decrease in earnings from what was previously expected. The actual expected increased employee compensation costs will not be known until a collective bargaining agreement has been reached between Noralta and Local 47. Accordingly, the parties have agreed that the Contingent Consideration will be deposited into escrow upon the closing of the transaction contemplated by the Share Purchase Agreement to potentially adjust the purchase price to compensate Civeo for the expected increase in employee compensation costs resulting from collective bargaining agreement with Local 47.

On April 2, 2018, the Civeo transaction closed. At close, the Company was committed to paying compensation of approximately $8.0 million. In addition, all of the Company’s long-term debt was repaid immediately prior to close.

23	ASPE to US GAAP Reconciliation

The reconciliations below illustrate the impact of applying United States Generally Accepted Accounting Principles (“US GAAP”) to the Company’s interim financial information as at November 30, 2017 and May 31, 2017 and for the six-month periods ended November 30, 2017 and November 30, 2016. The Company prepares its financial information in accordance with Canadian Accounting Standards for Private Enterprises (“ASPE”). An explanation of the adjustments that were made are as follows:

i)

U.S. GAAP requires the use of a credit-adjusted risk-free rate for discounting when an expected present-value technique is used for estimating the fair value of asset retirement obligations. Under ASPE, a pre-tax discount is used to reflect current market assessments of the time value of money and the risks specific to the liability.

ii)

U.S. GAAP requires consolidation decisions first be made under the Variable Interest Entity (“VIE”) model. ASPE focuses on the concept of control in determining whether a parent-subsidiary relationship exists. It was determined that certain limited partnership arrangements required consolidation under the VIE model because Noralta was the primary beneficiary and had the obligation to absorb losses and the right to receive benefits.

iii)

U.S. GAAP requires that advances from a shareholder be classified as a reduction in a Company’s equity to properly reflect the nature of the advances and attendant circumstances giving rise to the transactions. ASPE does not require such presentation.

iv)

The Company’s Class G and H preferred shares are redeemable at the option of the holder and have no mandatory redemption feature.  Because they were issued as part of a tax planning arrangement they were presented as equity under ASPE.  Under US GAAP, the preferred shares are presented as mezzanine equity at redemption values to reflect their debt and equity characteristics.  This required a balance sheet reclassification of preferred shares within shareholders’ equity of $9,591,653 (May 31, 2017 - $9,606,899) to mezzanine equity at redemption value of $478,526,771 (May 31, 2017 - $479,246,126) with the difference charged to retained earnings.

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

Interim Consolidated Balance Sheet as at November 30, 2017 (Unaudited)

Canadian $	Note	Previous Canadian ASPE	ASPE to US GAAP adjustments	US GAAP

Assets

Current assets
Cash	ii)	$-	$613,254	$613,254
Accounts receivable	ii)	31,541,108	1,852,597	33,393,705
Inventory		2,309,506	-	2,309,506
Prepaid expenses and deposits		1,018,453	-	1,018,453
Advances to shareholder	iii)	6,017,319	(6,017,319)	-
Assets held for sale		247,454	-	247,454
Total current assets		41,133,840	(3,551,468)	37,582,372

Property and equipment	i)	158,491,176	(4,900,588)	153,590,588
Intangible assets		160,850	-	160,850
Total assets		$199,785,866	$(8,452,056)	$191,333,810

Liabilities and shareholders' equity

Liabilities
Current liabilities
Bank indebtedness		$9,912,842	-	$9,912,842
Accounts payable and accrued liabilities	ii)	17,090,848	2,465,851	19,556,699
Income taxes payable		1,822,439	-	1,822,439
Obligations under capital lease		34,106	-	34,106
Long-term debt		6,000,000	-	6,000,000
Asset retirement obligations		1,254,000	-	1,254,000
Total current liabilities		36,114,235	2,465,851	38,580,086

Unearned revenue		4,840,614	-	4,840,614
Obligations under capital lease		1,055	-	1,055
Long-term debt		56,000,000	-	56,000,000
Promissory note payable		1,346,414	-	1,346,414
Asset retirement obligations	i)	7,812,329	(5,491,308)	2,321,021
Deferred tax	i)	23,946,700	159,494	24,106,194
Total liabilities		130,061,347	(2,865,963)	127,195,384

Preferred shares	iv)	-	478,526,771	478,526,771

Shareholders' equity
Share capital
Common shares		100	-	100
Preferred shares	iv)	9,591,653	(9,591,653)	-
Contributed surplus		7,924,214	-	7,924,214
Retained earnings (accumulated deficit)	i) ii) iii) iv)	52,208,552	(474,521,211)	(422,312,659)
Total shareholders' equity		69,724,519	(484,112,864)	(414,388,345)

Total liabilities and shareholders' equity		$199,785,866	$(8,452,056)	$191,333,810

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

Interim Consolidated Balance Sheet as at May 31, 2017

Canadian $	Note	Previous Canadian ASPE	ASPE to US GAAP adjustments	US GAAP

Assets

Current assets
Cash	ii)	$16,940,767	$362,213	$17,302,980
Accounts receivable	ii)	26,880,351	382,667	27,263,018
Inventory		2,054,040	-	2,054,040
Prepaid expenses and deposits		1,230,185	-	1,230,185
Advances to shareholder	iii)	5,765,605	(5,765,605)	-
Assets held for sale		1,726,985	-	1,726,985
Total current assets		54,597,933	(5,020,725)	49,577,208

Property and equipment	i)	159,279,490	(4,999,820)	154,279,670
Intangible assets		170,351	-	170,351
Total assets		$214,047,774	$(10,020,545)	$204,027,229

Liabilities and shareholders' equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	ii)	$14,774,745	$744,880	$15,519,625
Income taxes payable		7,440,837	-	7,440,837
Obligations under capital lease		189,847	-	189,847
Long-term debt		4,686,698	-	4,686,698
Asset retirement obligations		1,254,000	-	1,254,000
Total current liabilities		28,346,127	744,880	29,091,007

Obligations under capital lease		7,311	-	7,311
Long-term debt		94,754,822	-	94,754,822
Promissory note payable		1,346,414	-	1,346,414
Asset retirement obligations	i)	7,739,960	(5,517,080)	2,222,880
Deferred tax	i)	24,310,700	139,660	24,450,360
Total liabilities		156,505,334	(4,632,540)	151,872,794

Preferred shares	iv)	-	479,246,126	479,246,126

Shareholders' equity
Share capital
Common shares		100	-	100
Preferred shares	iv)	9,606,899	(9,606,899)	-
Retained earnings (accumulated deficit)	i) ii) iii) iv)	47,935,441	(475,027,232)	(427,091,791)
Total shareholders' equity		57,542,440	(484,634,131)	(427,091,691)

Total liabilities and shareholders' equity		$214,047,774	$(10,020,545)	$204,027,229

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

Interim Consolidated Statement of Operations for the six-month period ended November 30, 2017 (Unaudited)

Canadian $	Note	Previous Canadian ASPE	ASPE to US GAAP adjustments	US GAAP

Revenue	ii)	$90,348,396	$2,342,269	$92,690,665

Operating expenses
Wages and benefits		17,940,304	-	17,940,304
Groceries		15,363,272	-	15,363,272
Telephone and utilities		6,758,822	-	6,758,822
Rent		3,736,420	-	3,736,420
Contracted Services	ii)	2,714,800	2,342,269	5,057,069
Aircraft and travel		886,171	-	886,171
Repairs and maintenance		1,024,806	-	1,024,806
Property taxes		1,408,530	-	1,408,530
Lodge supplies		581,046	-	581,046
Insurance		651,759	-	651,759
Professional fees		108,938	-	108,938
		51,174,868	2,342,269	53,517,137

Gross profit		39,173,528	-	39,173,528

General and administrative expenses		12,565,527	-	12,565,527

Expenses
Amortization	i)	8,804,265	(99,232)	8,705,033
Reorganization cost		2,180,592	-	2,180,592
Interest		6,741,300	-	6,741,300
		17,726,157	(99,232)	17,626,925

Earnings from operations		8,881,844	99,232	8,981,076

Other income (expense)
Insurance proceeds		388,371	-	388,371
Accretion	i)	(72,369)	25,772	(46,597)
Loss on repayment of long-term debt		(93,075)	-	(93,075)
Gain on disposal of property and equipment		672,123	-	672,123
Loss on foreign exchange		(626)	-	(626)
		894,424	25,772	920,196

Earnings before income taxes		9,776,268	125,004	9,901,272

Income taxes
Current		5,163,115	-	5,163,115
Deferred	i)	(364,000)	33,751	(330,249)
		4,799,115	33,751	4,832,866

Net income and comprehensive income for the period		$4,977,153	$91,253	$5,068,406

Noralta Lodge Ltd.

Notes to the Interim Consolidated Financial Statements (Unaudited)

Interim Consolidated Statement of Operations for the six-month period ended November 30, 2016 (Unaudited)

Canadian $	Note	Previous Canadian ASPE	ASPE to US GAAP adjustments	US GAAP

Revenue	ii)	$89,633,958	$1,188,344	$90,822,302

Operating expenses
Wages and benefits		16,481,818	-	16,481,818
Groceries		9,918,640	-	9,918,640
Telephone and utilities		4,238,098	-	4,238,098
Rent		2,058,826	-	2,058,826
Contracted services	ii)	1,295,955	1,188,344	2,484,299
Aircraft and travel		1,026,091	-	1,026,091
Repairs and maintenance		862,320	-	862,320
Property taxes		598,617	-	598,617
Lodge supplies		879,309	-	879,309
Insurance		423,702	-	423,702
Professional fees		163,323	-	163,323
		37,946,699	1,188,344	39,135,043

Gross profit		51,687,259	-	51,687,259

General and administrative expenses		5,138,977	-	5,138,977

Expenses
Amortization	i)	10,251,924	(277,768)	9,974,156
Reorganization cost		758,333	-	758,333
Interest		7,236,895	-	7,236,895
Mobilization costs		1,070,214	-	1,070,214
		19,317,366	(277,768)	19,039,598

Earnings from operations		27,230,916	277,768	27,508,684

Other income (expense)
Wildfire costs		(169,068)	-	(169,068)
Accretion	i)	(71,040)	19,137	(51,903)
Gain on repayment of long-term debt		5,429,602	-	5,429,602
Gain on disposal of property and equipment		26,895	-	26,895
Loss on foreign exchange		(1,409)	-	(1,409)
		5,214,980	19,137	5,234,117

Earnings before income taxes		32,445,896	296,905	32,742,801

Income taxes
Current		4,174,832	-	4,174,832
Deferred	i)	4,601,201	80,164	4,681,365
		8,776,033	80,164	8,856,197

Net income and comprehensive income for the period		$23,669,863	$216,741	$23,886,604